Grant Park Fund

Class A, B, Global 1 and Global 3 Units

Monthly Performance Report • August 2010



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GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
626 W. Jackson, Suite 600
Chicago, IL 60661

Market Commentary: August 2010

Ags/Softs: Corn markets moved higher in August because of abnormally warm temperatures in the Midwest and increased international demand for U.S. crops. Wheat prices came under pressure when reports of rainfall in key Russian farming regions alleviated supply concerns caused by recent droughts. In the meat markets, live cattle prices rose, supported by increased demand for beef products due to Labor Day festivities.

Currencies: A disappointing unemployment report for July led to a flight-to-quality among investors and drove the U.S. dollar, Japanese yen, and Swiss franc higher against counterparts. Conversely, uncertainty surrounding the global outlook did not bode well for various higher-yielding currencies, including the Australian and New Zealand dollars.

Energy: Crude oil prices fell because a lack of positive data about the global economy supported beliefs that industrial demand would remain depressed for the near future. Also putting pressure on the crude oil markets were reports of near-record high inventories in the U.S. Natural gas markets fell following reports of mild temperatures in the U.S. and revised weather forecasts predicting a weaker hurricane season than previously expected.

Equities: U.S. equity markets declined in August as weak employment estimates weighed on investor sentiment. Equity markets in Europe also moved lower following reports that recent measures to aid the Greek financial system have yet to stimulate their economy. In Asia, investors drove the Nikkei 225 Index lower on belief a steadily strengthening yen would hinder the nation's export industries.

Fixed Income: Flight-to-quality in the financial markets boded well for U.S. Treasuries. Declines in the equity markets and weaker global economic indicators increased demand for safer debt instruments, moving prices higher. The Bund markets also experienced upswings, as renewed fears surrounding the Spanish and Irish economies spurred buying.

Metals: Ongoing safe-haven buying in the precious metals markets moved gold prices nearly 6% higher in August. Copper markets underwent modest gains due to short-term rallies in the equity markets and a weaker U.S. dollar early in August.

A Units (Closed to New Investment)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2000	-1.1%	0.7%	-1.7%	-3.8%	1.8%	-3.5%	-1.6%	4.4%	-2.3%	0.8%	8.9%	9.0%	**11.0%**
2001	1.9%	0.5%	6.6%	-4.5%	-0.5%	-2.7%	0.1%	2.9%	3.7%	5.3%	-7.8%	2.1%	**7.0%**
2002	-0.9%	-6.0%	2.3%	-3.1%	5.2%	10.1%	6.6%	1.6%	2.9%	-6.0%	-2.5%	5.6%	**15.3%**
2003	2.7%	5.8%	-7.5%	2.6%	9.7%	-1.3%	-0.5%	0.2%	0.1%	2.5%	-0.9%	6.0%	**20.0%**
2004	0.4%	7.3%	-1.4%	-11.7%	-4.8%	-4.5%	-3.4%	-0.3%	1.1%	3.4%	8.5%	-0.9%	**-7.6%**
2005	-6.0%	3.4%	-0.5%	-5.1%	4.0%	1.9%	-2.0%	2.0%	-0.0%	-3.4%	4.2%	-1.4%	**-3.4%**
2006	3.5%	-3.3%	4.1%	9.5%	-0.8%	-2.9%	-3.7%	2.2%	-1.1%	-0.6%	3.6%	-0.9%	**9.1%**
2007	1.3%	-4.2%	-4.6%	5.2%	4.6%	4.2%	-3.7%	-3.7%	8.8%	5.2%	-0.7%	0.6%	**12.6%**
2008	2.5%	9.7%	-0.6%	-0.1%	2.1%	3.1%	-5.1%	-2.4%	1.3%	4.8%	2.8%	1.1%	**19.9%**
2009	-0.9%	-0.8%	-3.3%	-1.7%	1.6%	-3.4%	-1.3%	1.1%	1.2%	-2.6%	4.2%	-3.6%	**-9.2%**
2010	-8.0%	0.6%	4.1%	1.8%	-3.8%	-0.2%	-1.7%	2.8%					**-4.8%**

B Units (Closed to New Investment)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2003								0.1%	0.1%	2.5%	-1.0%	5.9%	**7.7%**
2004	0.3%	7.3%	-1.5%	-11.7%	-4.8%	-4.6%	-3.4%	-0.4%	1.0%	3.4%	8.4%	-1.0%	**-8.4%**
2005	-6.0%	3.3%	-0.6%	-5.1%	3.9%	1.8%	-2.0%	1.9%	-0.1%	-3.5%	4.1%	-1.4%	**-4.3%**
2006	3.4%	-3.4%	4.0%	9.4%	-0.9%	-2.9%	-3.7%	2.1%	-1.2%	-0.7%	3.5%	-0.9%	**8.3%**
2007	1.2%	-4.3%	-4.6%	5.2%	4.5%	4.1%	-3.8%	-3.8%	8.7%	5.2%	-0.7%	0.6%	**11.8%**
2008	2.4%	9.6%	-0.7%	-0.2%	2.0%	3.0%	-5.1%	-2.5%	1.2%	4.7%	2.7%	1.0%	**18.9%**
2009	-1.0%	-0.9%	-3.3%	-1.8%	1.6%	-3.5%	-1.3%	1.1%	1.1%	-2.6%	4.2%	-3.6%	**-9.9%**
2010	-8.0%	0.6%	4.0%	1.7%	-3.9%	-0.3%	-1.7%	2.7%					**-5.2%**

Global 1 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.3%	2.0%	-3.2%	-1.3%	1.1%	1.2%	-3.2%	3.8%	-4.2%	**-4.3%**
2010	-7.8%	0.7%	3.7%	1.5%	-2.2%	0.3%	-2.5%	2.7%					**-4.0%**

Global 3 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2009				-0.4%	1.8%	-3.5%	-1.4%	0.9%	1.0%	-3.4%	3.5%	-4.4%	**-6.0%**
2010	-8.0%	0.5%	3.4%	1.3%	-2.4%	0.1%	-2.7%	2.5%					**-5.4%**

A and B Units

Trading Performance by Sector


12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
-6.0%
Ags/Softs
Currencies
Energy
Equity Indices
Fixed Income
Metals
August
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Ags/Softs	Currencies	Energy	Equity Indices	Fixed Income	Metals
19%	23%	12%	8%	27%	11%

Sector Positions at Month-End


09/09
10/09
11/09
12/09
01/10
02/10
03/10
04/10
05/10
06/10
07/10
08/10
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Ags/Softs
Currencies
Energy
Equity Indices
Fixed Income
Metals
L - Long Positions
S - Short Positions

Global Units

Trading Performance by Sector


12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
-6.0%
Ags/Softs
Currencies
Energy
Equity Indices
Fixed Income
Metals
August
YTD

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Ags/Softs	Currencies	Energy	Equity Indices	Fixed Income	Metals
13%	24%	19%	11%	26%	7%

Sector Positions at Month-End


09/09
10/09
11/09
12/09
01/10
02/10
03/10
04/10
05/10
06/10
07/10
08/10
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%
Ags/Softs
Currencies
Energy
Equity Indices
Fixed Income
Metals
L - Long Positions
S - Short Positions

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

Grant Park Fund At-A-Glance

Product	Global Units		A and B Units
Class	1	3	Closed to New Investment
Account Type	Fee-based	Commission-based	
Minimum Investment	$5,000	$5,000	
Retirement Account	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium- to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.		
Breakeven Level	4.39%	6.90%	
Redemptions	Monthly after 90 days	Monthly after 90 days	
Penalty	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	
Eligibility	Varies by state, but not less than $750k net worth or $300k net worth and $100k income. No investor should invest more than 10% of his/her net worth.		

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - August 2010	
Total Fund Assets (A,B, Legacy, Global)	$815M
12-Month Return	-5.7%
Average 12-Month Return	18.9%
36-Month Cumulative Return	18.6%
60-Month Cumulative Return	26.3%
Compounded Annualized ROR	14.1%
3-Year Compounded Annualized ROR	5.8%
5-Year Compounded Annualized ROR	4.8%
10-Year Compounded Annualized ROR	7.0%
Worst Drawdown (5/89 - 10/89)	-38.9%
Worst Drawdown Last 5 Years (12/08 – 1/10)	-16.5%
Average 1-month Gain	6.6%
Average 1-month Loss	-4.5%
# of Winning Months	138
# of Losing Months	122

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] July 2000 - June 2010		
↑↓	Moved in Opposite Directions	46% 55 of 120 months
↑↑	Positive Results for Both	33% 40 of 120 months
↓↓	Negative Results for Both	21% 25 of 120 months

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.